                                  EXHIBIT 99.1

                       [ARLINGTON HOSPITALITY, INC. LOGO]

For Immediate Release                                 MEDIA CONTACT:
CONTACT:                                              Jerry Daly or Carol McCune
James B. Dale, Chief Financial Officer                703-435-6293
847-228-5401 x 361                                    jerry@dalygray.com
jimdale@arlingtonhospitality.com

          ARLINGTON HOSPITALITY, INC. ANNOUNCES SECOND QUARTER RESULTS


         ARLINGTON HEIGHTS, Ill., August 14, 2003--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, today announced results for the second quarter and six months ended June 30, 2003. Arlington is the nation's largest owner and operator of AmeriHost Inn hotels, a mid-market, limited service hotel brand with approximately 100 properties located in 20 states. Arlington Hospitality owns and operates 61 AmeriHost Inn hotels. Cendant Corporation (NYSE: CD) is the franchisor of the AmeriHost Inn brand.

SECOND QUARTER AND YEAR TO DATE 2003 RESULTS

         Revenues fell 13.8 percent and 2.2 percent to $15.8 million and $33.6 million during the three and six months ended June 30, 2003, compared to $18.3 million and $34.4 million during the same periods a year earlier, due primarily to decreases in hotel development revenue and revenues related to hotel operations as a result of owning fewer hotels, partially offset by an increase in hotel real estate sales and commissions and incentive and royalty-sharing fees.

         Net income (loss), and its components, is summarized as follows for the three and six months ended June 30, 2003, compared to June 30, 2002:


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Arlington Hospitality
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
                                                 Three Months Ended June 30,         Six Months Ended June 30,
                                                ------------------------------    ------------------------------
                                                    2003             2002             2003             2002
                                                -------------    -------------    -------------    -------------
Net income (loss) from continuing
  operations, before impairment                 $     171,494    $     359,573    $    (788,870)   $      29,138

Impairment provision, net of tax                   (2,738,512)              --       (2,798,512)              --
                                                -------------    -------------    -------------    -------------
Net income (loss) from continuing
  operations                                    $  (2,567,018)   $     359,573    $  (3,587,382)   $      29,138

Discontinued operations                              (790,767)        (125,505)      (1,252,924)        (552,822)
                                                -------------    -------------    -------------    -------------
Net income (loss)                               $  (3,357,785)   $     234,068    $  (4,840,306)   $    (523,684)
                                                =============    =============    =============    =============

Net income (loss) per share - Basic:
  From continuing operations                    $       (0.51)   $        0.08    $       (0.72)   $          --
  From discontinued operations                          (0.16)           (0.03)           (0.25)           (0.11)
                                                -------------    -------------    -------------    -------------
                                                $       (0.67)   $        0.05    $       (0.97)   $       (0.11)
                                                =============    =============    =============    =============

Net income (loss) per share - Diluted:
  From continuing operations                    $       (0.51)   $        0.07    $       (0.72)   $          --
  From discontinued operations                          (0.16)           (0.02)           (0.25)           (0.11)
                                                -------------    -------------    -------------    -------------
                                                $       (0.67)   $        0.05    $       (0.97)   $       (0.11)
                                                =============    =============    =============    =============

The hotel impairment charges were recorded in connection with the company's previously disclosed implementation of a plan for the disposition of certain hotels over the next two years, based on the difference between the carrying value of the hotels and their anticipated net realizable values. Discontinued operations relates to the operations of the non-AmeriHost Inn hotels sold, or to be sold within the next 12 months, which have been reclassified as such for all periods discussed herein, including a non-cash impairment charge related to these hotels during the three and six months ended June 30, 2003.

         "Although the implementation of our hotel disposition program resulted in the significant non-cash impairment charge for the second quarter of 2003, this strategic initiative will allow us to unlock capital to pay down debt and to accelerate our hotel development growth plan as part

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Arlington Hospitality
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of our new business plan," said Jerry Herman, president and chief executive officer. "Furthermore, we expect such steps taken with regard to our disposition program and the other elements of our business plan will lead to an enhancement of the company's core strengths and profitability."

ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

         In accordance with SFAS No. 144, "Accounting for Long-Lived Assets," the company's hotel assets earmarked for sale within the next 12 months have been classified as "held for sale" on the accompanying balance sheet as of June 30, 2003.

         The operations of the non-AmeriHost Inn hotels that have been determined to be discontinued operations have been eliminated from the company's continuing operations and presented as "discontinued operations" on the consolidated statements of operation. In addition, the "discontinued operations" includes $517,000, after tax, of non-cash impairment charges related to these hotels recorded in the second quarter of 2003. These hotels are considered to be "discontinued operations" since they have been sold, or are expected to be sold within the next 12 months, and the company will have no continuing involvement after their disposition.

         Although certain AmeriHost Inn hotels have been classified as "held for sale" on the accompanying consolidated balance sheet, the operations of these hotels has not been treated as "discontinued operations" in the consolidated statement of operations due to the company's long-term royalty-sharing agreement with Cendant for all AmeriHost Inn hotels, which provides for a revenue stream to the company after the properties are sold to a new or existing AmeriHost Inn franchisee.

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Arlington Hospitality
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AMERIHOST INN ROOM REVENUES

         Same-room revenue per available room (RevPAR) for the company's AmeriHost Inn hotels decreased 1.1 percent to $35.11 for the 2003 second quarter, compared to the 2002 second quarter, and compared to a 2.1 percent estimated decrease for the midscale without food and beverage segment of the hotel industry for the 2003 second quarter, according to Smith Travel Research. Occupancy decreased 0.7 percent to 60.9 percent, while average daily rate (ADR) decreased 0.4 percent to $57.65. On a trailing 12-month basis, RevPAR increased
0.9 percent, based on a 2.1 percent increase in occupancy and a 1.1 percent decrease in ADR.

         Same-room RevPAR for the company's AmeriHost Inn hotels decreased 1.2 percent to $31.23 for the first six months of 2003, compared to the same period in 2002, and compared to a 1.9 percent estimated decrease for the midscale without food and beverage segment of the hotel industry for the first six months of 2003 according to Smith Travel Research. Occupancy declined 0.4 percent to
55.4 percent, while ADR fell 0.7 percent to $56.42.

       ARLINGTON HOSPITALITY'S AMERIHOST INN SECOND QUARTER 2003 RESULTS*

                                                           Three Months          Six Months        Twelve Months
                                                               Ended                Ended              Ended
                                                           June 30, 2003        June 30, 2003      June 30, 2003
                                                           -------------        -------------      -------------
Occupancy - current period                                       60.9%               55.4%              58.0%
Occupancy - prior period                                         61.3%               55.6%              56.8%
Increase (decrease)                                             (0.7%)              (0.4%)              2.1%

Average Daily Rate - current period                             $57.65              $56.42             $57.14
Average Daily Rate - prior period                               $57.86              $56.79             $57.76
Increase (decrease)                                             (0.4%)              (0.7%)             (1.1%)

RevPAR - current period                                         $35.11              $31.23             $33.11
RevPAR - prior period                                           $35.46              $31.58             $32.80
Increase (decrease)                                             (1.1%)              (1.2%)              0.9%

* Results are presented on a "same-room" basis, and include the company's AmeriHost Inn hotels which have been open for at least 13 months during the period presented.

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Arlington Hospitality
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         "Our second quarter results reflect the difficult industry fundamentals resulting from a persistently sluggish economy, which has dampened business travel, and the war in Iraq," Herman commented. "Following a weak April, which was directly impacted by the war, May rebounded strongly although those gains did not continue in June. However, we aggressively contained costs during the quarter, which helped alleviate pressure on our margins, and we are in the process of implementing significant enhancements to our hotels sales and marketing efforts, which we expect will produce positive revenue growth at many of our hotels.

         "Business travel demand remains well below historical levels, although we are beginning to see some encouraging signs in this area. We are cautiously optimistic about the remainder of the year. Furthermore, per Smith Travel Research statistics in terms of RevPAR changes during the second quarter and first six months of 2003, as well as the trailing 12 months, we continue to outperform our competitors in the mid scale without food and beverage segment."

NEW BUSINESS PLAN ADOPTED

         Herman said that during the second quarter Arlington had begun to implement its previously announced growth-oriented business plan. The plan, when fully executed, will focus the company on building and selling hotels, primarily AmeriHost Inns through joint venture arrangements, and reducing the amount of capital invested in hotel ownership. As part of the plan, the company plans to sell approximately 25 to 30 of its existing hotel properties over the next two years. The sale of these hotels is expected to:

         o        reduce outstanding debt

         o        increase operating cash flow

         o accelerate the generation and realization of sales and royalty-sharing fees related to the company's agreements with Cendant Corporation


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Arlington Hospitality
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         o        provide capital for future hotel development

         o provide capital to repurchase and retire common stock at attractive prices.

         "The asset disposition program is a key to our business plan for the future, and is designed to provide the means to accelerate our development program and expand the AmeriHost Inn brand, which, in turn, we expect will allow us to realize the full value of our relationship with Cendant," Herman said.

CORPORATE RESTRUCTURING

         "In anticipation of our reduced hotel ownership, on July 16, 2003, we announced that the company had implemented a plan to reduce its corporate and regional operations staff by approximately 20 percent, primarily in the areas of hotel management and accounting," Herman said. "At the same time, we are augmenting our business and development team to assist in our expanded development initiative." The company expects to incur non-recurring restructuring charges of approximately $140,000 over the next six months.

         "Now that we have fully charted our course for the future, we are actively repositioning ourselves for both the short- and long-term to improve shareholder profitability," he added.

HOTEL SALES

         During the second quarter, the company completed the sale of one wholly owned AmeriHost Inn hotel and facilitated the sale of one non-AmeriHost Inn hotel owned by a joint venture. The sale of the one wholly owned property generated gross sales proceeds of approximately $2.6 million, of which approximately $1.4 million was used to reduce mortgage debt. In addition, the sale of the non-AmeriHost hotel by a joint venture resulted in mortgage


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Arlington Hospitality
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debt reduction of approximately $925,000 since this was a consolidated joint venture included in the company's financial statements.

         Subsequent to June 30, 2003, as previously announced on August 13, 2003, the company sold another wholly owned AmeriHost Inn hotel and has used a portion of the proceeds to pay off the related mortgage debt in the amount of approximately $3.1 million. Year to date in 2003, the company has sold four wholly owned AmeriHost Inn hotels, resulting in net revenues of $13.6 million, of which $8.7 million was used to reduce mortgage debt.

       The company currently has five AmeriHost Inn hotels under contract for sale, including hotels owned by joint ventures. These transactions are expected to be consummated during the next six months. The revenue and profit/loss from the sale of hotels, as well as the reduction of debt, will be reported in the company's financial statements as of the date the sale transactions close. Although the company has these hotels under contract for sale, with nonrefundable cash deposits in certain cases, certain conditions to closing remain, and there can be no assurance that these sales will be consummated as anticipated.

         The amount of revenue and debt reduction described above relates solely to closed or pending sales activities. Any forecasted amounts from closed or pending sales could differ from the final amounts included in the company's applicable quarterly and annual financial statements when issued. Furthermore, such forecasted amounts do not represent guidance on, or forecasts of, the results of the company's entire consolidated operations, which are reported on a quarterly basis.

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Arlington Hospitality
Page 8


         Information on Arlington's hotels being brokered for sale by Thompson Calhoun Fair can be found at www.tcfhotels.com, or by calling Mark Fair at 404-995-8970.

HOTEL DEVELOPMENT

         Arlington Hospitality also provides turnkey hotel development services for new construction hotel projects, including AmeriHost Inn hotels. In the second quarter 2003, the company opened one newly constructed AmeriHost Inn hotel for its own account and one newly constructed AmeriHost Inn hotel for a joint venture in which the company is a partner. The company has recently commenced construction on a new AmeriHost Inn hotel in Weirton, W.V. with a long-standing joint venture partner. "Our development pipeline is very active, and we have several additional hotel projects in various stages of the pre-construction development process. Our goal is to reach a level where we are developing 10 to 15 hotels a year, primarily in larger markets, particularly in the Midwest, where the AmeriHost brand has high consumer awareness, and in California."

         For more information regarding turnkey development services, and on all hotels owned by the company, contact Steve Miller via email at stevem@arlingtonhospitality.com or by telephone at (847) 228-5401, ext. 312.

OTHER MATTERS

         From time to time, the company may utilize cash to purchase its own common stock. Currently, the board of directors has authorized the company to buy back, at any time and without notice, up to 1,000,000 shares of it own common stock under certain conditions. Year to date, the company has purchased 27,300 shares under this authorization.


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Arlington Hospitality
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ABOUT ARLINGTON HOSPITALITY

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels, primarily the AmeriHost Inn brand. Currently, Arlington Hospitality, Inc. owns or manages 70 properties in 17 states, including 61 AmeriHost Inn hotels, for a total of 5,144 rooms, with additional AmeriHost Inn & Suites hotels under development. The AmeriHost Inn brand is a mid-market, limited service hotel brand with approximately 100 properties located in 20 states.

         This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including, without limitation, risks relating to the development and operation of hotels, the timing, consummation and final terms of hotel sales, the availability of capital to finance growth, geopolitical events, competition and the historical cyclicality of the lodging industry. All forward-looking statements included in this press release are based on information available at the time of the release, and Arlington Hospitality assumes no obligation to update any forward-looking statement.

                  ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS


                                                                            June 30,       December 31,
                                                                              2003              2002
                                                                         --------------   --------------
                  ASSETS                                                  (UNAUDITED)
Current assets:
     Cash and cash equivalents                                           $    4,204,410   $    3,969,515
     Accounts receivable                                                      1,531,938        2,064,463
     Notes receivable, current portion                                             --            100,000
     Prepaid expenses and other current assets                                  402,985          975,432
     Refundable income taxes                                                  1,193,551        1,574,776
     Costs and estimated earnings in excess of billings on
        uncompleted contracts                                                   569,463        1,479,101
     Assets held for sale - non-AmeriHost Inn hotels                         12,075,880               --
     Assets held for sale - AmeriHost Inn hotels                             27,683,102               --
                                                                         --------------   --------------

     Total current assets                                                    47,661,329       10,163,287

Investments in and advances to unconsolidated
     hotel joint ventures                                                     3,598,630        4,291,504

Property and equipment, net                                                  48,399,100       99,611,340

Notes receivable, less current portion                                        1,020,792          782,083

Deferred income taxes                                                         5,564,000        2,427,000

Other assets                                                                  2,532,380        2,658,500
                                                                         --------------   --------------
                                                                         $  108,866,231   $  119,933,714
                                                                         ==============   ==============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                    $    2,163,318   $    3,965,028
     Bank line-of-credit                                                      4,400,000        6,384,287
     Accrued payroll and related expenses                                       315,887          827,353
     Accrued real estate and other taxes                                      2,594,957        1,969,297
     Other accrued expenses and current liabilities                           1,302,596        1,974,350
     Current portion of long-term debt                                        7,840,814        4,038,301
     Liabilities of assets held for sale - non-AmeriHost Inn hotels          11,161,147               --
     Long-term debt of assets held for sale - AmeriHost Inn hotels           25,741,339               --
                                                                         --------------   --------------

     Total current liabilities                                               55,520,058       19,158,616

Long-term debt, net of current portion                                       29,170,108       72,203,688

Deferred income                                                              11,270,781       10,867,418

Minority interests                                                              249,207          333,888

Shareholders' equity                                                         12,656,077       17,370,104
                                                                         --------------   --------------
                                                                         $  108,866,231   $  119,933,714
                                                                         ==============   ==============

                  ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30,
                                   (UNAUDITED)

                                              Three Months Ended June 30,      Six Months Ended June 30,
                                             ----------------------------    ----------------------------
                                                2003            2002            2003            2002
                                             ------------    ------------    ------------    ------------
Revenue:
   Hotel operations:
     AmeriHost Inn hotels                    $ 11,013,514    $ 11,685,234    $ 19,536,021    $ 20,845,162
     Other hotels                                 509,345         651,551         846,180       1,005,310
   Development and construction                   617,283       3,007,221       2,097,261       4,810,971
   Hotel sales and commissions                  2,590,457       1,540,451       9,033,747       4,900,317
   Management services                            117,301         262,772         228,455         496,709
   Employee leasing                               541,275         867,814       1,058,682       1,720,175
   Incentive and royalty sharing                  223,994         146,805         429,649         256,369
   Office building rental                         178,995         156,318         356,223         317,988
                                             ------------    ------------    ------------    ------------
                                               15,792,164      18,318,166      33,586,218      34,353,001
                                             ------------    ------------    ------------    ------------
Operating costs and expenses:
   Hotel operations:
     AmeriHost Inn hotels                       7,733,013       7,824,102      15,397,422      15,403,551
     Other hotels                                 437,399         546,434         887,488       1,084,444
   Development and construction                   544,350       2,626,326       2,136,477       4,623,893
   Hotel sales and commissions                  2,093,614       1,497,732       7,334,431       3,528,680
   Management services                             74,826         184,297         139,759         338,827
   Employee leasing                               524,792         856,165       1,026,714       1,676,802
   Office building rental                          46,865          28,798          96,417          45,621
                                             ------------    ------------    ------------    ------------
                                               11,454,859      13,563,854      27,018,708      26,701,818
                                             ------------    ------------    ------------    ------------

                                                4,337,305       4,754,312       6,567,510       7,651,183

   Depreciation and amortization                1,032,098       1,099,653       2,066,133       2,133,374
   Leasehold rents - hotels                     1,270,127       1,271,990       2,540,254       2,619,489
   Corporate general and administrative           515,007         386,435         962,838         773,594
   Impairment provision                         4,564,512              --       4,664,512              --
                                             ------------    ------------    ------------    ------------
Operating income (loss)                        (3,044,439)      1,996,234      (3,666,227)      2,124,726

Other income (expense):
   Interest expense                            (1,144,709)     (1,249,035)     (2,240,103)     (2,526,939)
   Interest income                                120,922         134,392         240,881         258,222
   Other income                                    43,353         (21,710)         42,021          39,237
   Gain on sale of property                            --              --              --         327,076
   Equity in net income and (losses)
     of affiliates                               (199,816)       (208,551)       (274,262)       (121,583)
                                             ------------    ------------    ------------    ------------
Income (loss) before minority
   interests and income taxes                  (4,224,689)        651,330      (5,897,690)        100,739

Minority interests in (income) loss of
   consolidated partnerships                      (53,329)        (46,757)        (81,692)        (46,601)
                                             ------------    ------------    ------------    ------------
Income (loss) before income taxes              (4,278,018)        604,573      (5,979,382)         54,138

Income tax expense (benefit)                   (1,711,000)        245,000      (2,392,000)         25,000
                                             ------------    ------------    ------------    ------------
Net income (loss) from continuing
     operations                                (2,567,018)        359,573      (3,587,382)         29,138

Discontinued operations, net of tax              (790,767)       (125,505)     (1,252,924)       (552,822)
                                             ------------    ------------    ------------    ------------
Net income (loss)                            $ (3,357,785)   $    234,068    $ (4,840,306)   $   (523,684)
                                             ============    ============    ============    ============

Net income (loss) per share - Diluted $             (0.67)   $       0.05    $      (0.97)   $      (0.11)

Weighted Average Shares Outstanding             5,019,588       5,033,591       5,011,478       5,043,054